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                                                                     EXHIBIT 5.1

                                                    DAY &
                                                    CAMPBELL, LLP
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Our File Number                                     LAWYERS
09003
                                                    3070 Bristol
                                                    Suite 450
                                                    Costa Mesa, California 92626
                                                    (714) 429-2900
                                                    FAX # (714) 429-2901

October 26, 1999

JagNotes.com, Inc.
2421 Atlantic Ave.
Manasquan, New Jersey 08736

         Re: Registration Statement on Form SB-2 (SEC File No. 333-84189)

Gentlemen:

         You have requested our opinion as counsel for JagNotes.com, Inc., a Nevada corporation (the "Company"), as to the matters set forth below in connection with the registration under the Securities Act of 1933 on Form SB-2 of 2,468,520 shares of the Company's Common Stock, $.00001 par value (the "Shares"), including an aggregate of 630,120 Shares (collectively, the "Warrant and Option Shares") issuable upon exercise of outstanding warrants (the "Warrants") or options (the "Options").

         We have examined the Company's Registration Statement on Form SB-2 (Registration No. 333-84189) filed with the Securities and Exchange Commission on July 30, 1999 (the "Registration Statement") and Amendments Number 1 and 2 thereto, filed on September 30, 1999 and October 26, 1999, respectively (the "Amendments"). We have also examined the Articles of Incorporation of the Company, as amended, the Bylaws and the minute books of the Company, and such other documents as we deemed pertinent as a basis for the opinion hereinafter expressed.

         Based on the foregoing, it is our opinion that the Shares have been duly authorized and are, or in the case of the Warrant and Option Shares, upon exercise of the Warrants and Options in accordance with their respective terms and against payment therefor, will be, validly issued, fully paid and non-assessable.

         We consent to the inclusion of our name in the Registration Statement and the Amendments thereto under the caption "Legal Matters" and the filing of this opinion as an exhibit to the Registration Statement and the Amendments thereto.

         This opinion is limited solely to the matter set forth herein and is delivered to you only with regard to, and is intended for use solely in connection with, the Registration Statement and the Amendments thereto.


                                                  Very truly yours,


                                                  DAY & CAMPBELL, LLP